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EXHIBIT 32(a)

The Dow Chemical Company and Subsidiaries

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, William S. Stavropoulos, Chairman of the Board and Chief Executive Officer of The Dow Chemical Company (the "Company"), certify that:

  1.
  the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ WILLIAM S. STAVROPOULOS William S. Stavropoulos Chairman of the Board and Chief Executive Officer October 29, 2004

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  EXHIBIT 32(a)